Exhibit 10.56

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of February 12, 2004, by and among Richard McKinley (the "Buyer") and Kaire Holdings Incorporated, a Delaware corporation (the "Seller").

RECITALS

WHEREAS, Seller purchased from Buyer in March of 2003 all of the issued and outstanding shares of common stock of EntreMetrix, a Nevada corporation (the "Company"), in exchange for (i) a promissory note, dated March 14, 2003 (the "Note"), issued by the Buyer in the name of the Seller for Two Million Five Hundred Thousand Dollars ($2,500,000); and (ii) Two Hundred Fifty Million (250,000,000) shares of common stock of the Seller;

WHEREAS, in September 2003, Seller effected a 1-for-200 reverse stock split, thus resulting in One Million Two Hundred Fifty Thousand (1,250,000) shares of common stock of the Seller issued attributable to the acquisition (the "Seller’s Shares");
WHEREAS, Seller and Buyer now desire to unwind the prior purchase of the Company referenced in the foregoing recitals;

WHEREAS, to accomplish the unwinding of the prior purchase, Seller desires to sell and Buyer desires to acquire two thousand five hundred (2,500) shares of the common stock of the Company, representing One Hundred Percent (100%) of the issued and outstanding shares of the Company (the "Shares") on the terms and subject to the conditions set forth below;

NOW, THEREFORE, the parties hereby agree as follows:

  PURCHASE AND SALE OF THE SHARES

    1.1 Purchase and Sale of the Shares. On the terms and subject to the conditions of this Agreement, Buyer agrees to purchase the Shares from Seller, and Seller agrees to sell the Shares to Buyer.

    1.2 The Purchase Price. The purchase price for the Shares shall be the cancellation of the Note and the transfer of the Seller Shares from the Buyer to Seller (the "Purchase Price").

  REPRESENTATIONS AND WARRANTIES OF SELLER
Seller represents and warrants to Buyer that:

    2.1 Authorization .     All corporate action on the part of the Seller and its nominees, officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Seller hereunder has been taken or will be taken at or prior to the Closing. This Agreement constitutes a valid and legally binding obligation of the Seller, enforceable in accordance with its respective terms.

    2.2 Title to Shares. (i) Seller is the owner, beneficially and of record, of all of the shares of common stock of the Company; (ii) Seller is the sole shareholder of the Company; (iii) Seller has good, valid and marketable title to the Shares, free and clear of all liens, encumbrances, security interests or claims, whatsoever, with full power and authority to deliver the Shares; (iv) upon payment of the Purchase Price, and fulfillment by Buyer of his other obligations under this Agreement, Seller shall have conveyed to Buyer good, valid and marketable title to all of the Shares, free and clear of all liens, encumbrances, security interests, restrictions or claims whatsoever (other than restrictions on transfer imposed by federal and state securities law); (vi) the Shares constitute one hundred percent (100%) of the total issued and outstanding shares of the Company; and (vii) the Shares were duly authorized and issued and are fully paid.

    2.3 Corporate Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns. The copies of the Articles of Incorporation and By-Laws of the Company heretofore delivered to Buyer are complete and correct copies of such instruments as presently in effect.

    2.4 Capitalization.  The entire authorized capital stock of the Company consists of Two Thousand Five Hundred (2,500) shares of common stock, of which only the Shares are issued and outstanding. All of these Shares have been duly authorized, are validly issued, fully paid, and non-assessable, and are held of record by Seller. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any shares of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company

    2.5  Financial Statements. Seller has heretofore delivered to Buyer (a) balance sheets and income statements of the Company as of and for the period ending December 31, 2003. Such balance sheets and income statements are true, complete and accurate and fairly present the assets, liabilities and financial condition of the Company as of and for the periods ending at the respective dates thereof. All such balance sheets and income statements were based on the books and records of the Company and were prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved.

    2.6  No Undisclosed Liabilities. The Company does not have any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) that were not fully reflected or adequately reserved against on the financial statements provided to Buyer, except for liabilities and obligations incurred since the date thereof in the ordinary course of the Company’s business and consistent with past practice and which, in the aggregate, would not have a material adverse effect on the financial condition or business of the Company.

    2.7  Agreement Not in Contravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions provided for herein by Seller, will (i) result in the material breach of or constitute a material default or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions, or provisions of any lease, license, promissory note, contract, agreement, mortgage, deed of trust or other instrument or document to which Seller or the Company is a party, or (ii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to Seller or the Company.

    2.8  Certain Agreements. Seller is not a party to any voting trust agreement or any other contract, agreement, arrangement, commitment, plan or understanding restricting or otherwise relating to or affecting the Shares. Seller has not entered into any agreement to cause the Company to issue any additional securities, by way of option, warrant, or otherwise.

    2.9  Litigation. There is no claim, action, suit, arbitration proceeding, investigation or inquiry before any federal, state, municipal, foreign or other court or governmental or administrative body or agency, any securities or commodities exchange, other regulatory or self-regulatory body or association or any private arbitration tribunal now pending, or, to the knowledge of Seller, threatened, against, relating to or affecting the Company, the transactions contemplated by this Agreement, or any of the Shares.

    2.10  Information and Statements. No representation or warranty made, by or on behalf of Seller, to Buyer, with respect to the Shares, or the transactions contemplated hereunder, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements so made, in light of the circumstances under which they are made, not misleading.

    2.11  Brokers and Finders. Neither the Seller nor any of its agents have engaged or authorized any broker, finder, investment banker or other third party to act on his behalf, directly or indirectly, as a broker, finder, investment banker or in any other like capacity in connection with this Agreement or the transactions contemplated hereby.

    2.12  Investment Purpose. The Seller is acquiring the Seller Shares for the purpose of investment and not with a view to, or for offer or sale in connection with, any public distribution thereof in violation of the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). The Seller is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

  REPRESENTATIONS AND WARRANTIES OF BUYER
Buyer represents and warrants to Seller that:

    3.1  Authority and Due Execution. Buyer has the full power and authority to enter into this Agreement and perform his obligations hereunder. This Agreement is the valid and binding agreement of Buyer enforceable in accordance with its terms.

    3.2  No Violations. Neither the execution and delivery of this Agreement by Buyer, the consummation by Buyer of the transactions herein contemplated nor compliance by Buyer with the terms and provisions hereof will conflict with, or result in a breach of, any of the terms, conditions or provisions of (i) any material agreement or instrument to which Buyer is a party or by which Buyer is bound; (ii) any material provision of the laws of the State or States by which Buyer is bound; or (iii) any order, judgment, decree, writ or injunction by which Buyer is bound.

    3.3  Investment Purpose. The Buyer is acquiring the Shares for the purpose of investment and not with a view to, or for offer or sale in connection with, any public distribution thereof in violation of the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). The Buyer understands that none of the Shares has been, or will be, registered under the Securities Act by reason of a specified exemption therefrom, and that any such exemption will depend, among other things, upon the bona fide nature of the investment intent and the accuracy of the Buyer’s representations as expressed in this Agreement, and that the Shares cannot be resold by the Buyer unless they are registered under the Securities Act or unless an exemption from registration is available. The Buyer is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

    3.4  Title to Note. Buyer has not assigned, conveyed or otherwise transferred the Note to any person and has full power and authority to delivery the Note, free and clear of all liens, encumbrances, security interests or claims, whatsoever, for cancellation at the Closing upon delivery by the Seller of the share certificates representing the Shares and fulfillment by Seller of its other obligations under this Agreement.

    3.5  Title to Seller Shares. (i) Buyer is the owner, beneficially and of record, of the Seller Shares; (ii) Buyer has good, valid and marketable title to the Seller Shares, free and clear of all liens, encumbrances, security interests or claims, whatsoever, with full power and authority to deliver the Seller Shares; (iii) upon delivery of the Shares, and fulfillment by Seller of its other obligations under this Agreement, Buyer shall have conveyed to Seller good, valid and marketable title to all of the Seller Shares, free and clear of all liens, encumbrances, security interests, restrictions or claims whatsoever (other than restrictions on transfer imposed by federal and state securities law).

    3.6  Brokers and Finders. Neither Buyer nor any agents of Buyer have engaged or authorized any broker, finder, investment banker or other third party to act on his behalf, directly or indirectly, as a broker, finder, investment banker or in any other like capacity in connection with this Agreement or the transactions contemplated hereby.

  COVENANTS OF SELLER AND BUYER

    4.1  Best Efforts and Termination of Agreement. So long as this Agreement remains in effect, Seller and Buyer shall use their best efforts to cause the transactions contemplated herein to be consummated at the earliest practicable date. This Agreement, and the transactions contemplated herein, may be terminated and/or abandoned at any time by the mutual written consent of Seller and Buyer, or if the conditions precedent to their respective performance under Section 5.1 or Section 5.2, respectively, are not satisfied or waived in writing on or before the Closing Date.

    4.2  Cooperation on Tax Matters. Seller and Buyer each agree to furnish or cause to be furnished to each other upon request as promptly as practicable such information (including access to books and records) and information and assistance relating to the Company as is reasonably necessary for the filing of any tax or information return, for the preparation of any tax audit, and for the prosecution or defense of any claim, suit or proceeding relating to any proposed tax adjustment.

  CONDITIONS TO CLOSING

    5.1  Conditions Precedent to Buyer’s Performance. The obligation of Buyer to consummate the acquisition of the Shares in accordance with this Agreement is subject to the fulfillment, on or before the Closing Date, of each of the following conditions, any of which may be waived by Buyer, in whole or in part, in his sole discretion:

        (a)  Compliance with this Agreement. (i) Seller shall have performed and satisfied all covenants, obligations, agreements and conditions required by this Agreement to be performed and satisfied by them on or prior to the Closing Date, including without limitation delivery of the stock certificate(s) representing the Shares, along with a stock assignment separate from certificates (the "Seller Stock Assignment") in substantially the same form attached hereto as Exhibit A, (ii) the representations and warranties of Seller set forth in Article 2 shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made again on and as of the Closing Date, and (iii) the covenants of Seller set forth in Article 4 shall have been fully complied with to the satisfaction of Buyer.

        (b)  Approvals. All acts and approvals (whether corporate or otherwise) to be taken or obtained by Seller or the Company as may be legally required for the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement prior to the Closing Date shall have been taken or obtained.

        (c)  No Illegality. It shall not have become illegal under any statute, rule, order or regulation of United States, any state, or any local or foreign government or any agency thereof, for Buyer to perform the transactions contemplated by this Agreement.

        (d)  No Material Adverse Change. As of the Closing Date, there shall have been no material adverse change in the business, financial condition, results of operations or prospects of the Company.

        (e)  Absence of Litigation. As of the Closing Date, there shall be in effect no order, writ, injunction, judgment or decree of any United States or any state court, governmental agency or other body prohibiting the consummation of the transactions contemplated hereby, and there shall be no material action, suit or proceedings before any court, governmental agency or other body pending or threatened challenging the legality of the transactions contemplated hereby, or seeking to restrain their consummation, which in the reasonable opinion of counsel for Buyer would make it advisable not to consummate such transactions.

        (f)  Legal Opinion. Seller shall have delivered to Buyer an opinion by Seller’s counsel, dated as of the Closing Date, in the form attached hereto as Exhibit B.

        (g)  Resignation of Directors and Officers of the Company. At the Closing, all of the current directors and officers of the Company shall submit his or her resignation.

    5.2  Conditions Precedent to Seller’s Performance.

        (a)  Compliance with this Agreement. (i) Buyer shall have performed and satisfied all covenants, obligations, agreements and conditions required by this Agreement to be performed and satisfied by him on or prior to the Closing Date, (ii) the representations and warranties of Buyer set forth in Article 3 shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made again on and as of the Closing Date.

        (b)  Approvals. All acts and approvals (whether corporate or otherwise) to be taken or obtained by Buyer as may be legally required for the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement prior to the Closing Date shall have been taken or obtained.

        (c)  No Illegality. It shall not have become illegal under any statute, rule, order or regulation of the United States, any state, any local or foreign government or any agency thereof for Seller to perform the transactions contemplated by this Agreement.

        (e)  Absence of Litigation. As of the Closing Date, there shall be in effect no order, writ, injunction, judgment or decree of any United States or any state court, governmental agency or other body prohibiting the consummation of the transactions contemplated hereby, and there shall be no material action, suit or proceedings before any court, governmental agency or other body pending or threatened challenging the legality of the transactions contemplated hereby, or seeking to restrain their consummation, which in the reasonable opinion of counsel for Seller would make it advisable not to consummate such transactions.

  THE CLOSING

    6.1  This Agreement shall become effective when executed and delivered by all of the parties hereto. The transfers of the Shares by Seller to Buyer and payment of the Purchase Price (the "Closing") shall take place at the offices of Squire, Sanders & Dempsey LLP, or at such other place as the parties shall agree, at approximately 10:00 a.m., local time, on the earliest date convenient to the parties hereto on which all of the conditions to Closing hereunder have been satisfied (the "Closing Date").

    6.2  At the Closing, Seller shall deliver to Buyer (i) the endorsed share certificate(s) representing the Shares; (ii) the Seller Stock Assignment; (iii) the opinion of Seller’s counsel; (iv) resignations from each of the Company’s current officers and directors; and (v) all of the Company’s books and records.

    6.3  At the Closing, Buyer shall deliver to Seller (i) the Note for cancellation; (ii) the endorsed share certificate(s) representing the Seller Shares; and (iii) a stock assignment separate from certificates in the form attached hereto as Exhibit C.

  INDEMNIFICATION

    7.1  Seller shall defend, indemnify, and hold Buyer harmless from and against any and all losses, damages, liabilities and expenses (including penalties and attorneys’ fees) which are incurred or suffered by or imposed upon Buyer (or the Company after the Closing Date) arising out of or relating to (i) any failure or breach by Seller to perform any of their covenants, agreements or obligations under this Agreement, or (ii) any inaccuracy or incompleteness of any of the representations and warranties of the Seller contained in this Agreement or in any Exhibit, certificate or document delivered in connection with this Agreement.

    7.2  Buyer shall defend, indemnify, and hold Seller harmless from and against any and all losses, damages, liabilities and expenses (including penalties and attorneys’ fees) which are incurred or suffered by or imposed upon Seller arising out of or relating to (i) any failure or breach by Buyer to perform any of its covenants, agreements or obligations under this Agreement, or (ii) any inaccuracy or incompleteness of any of the representations and warranties of Buyer contained in this Agreement or in any Exhibit, certificate or document delivered in connection with this Agreement.

  MISCELLANEOUS

    8.1  Expenses. Buyer and Seller shall each bear its own expenses in connection with the transactions contemplated by this Agreement, including the fees of attorneys, accountants, advisors and representatives, regardless of whether the transactions contemplated by this Agreement are consummated at Closing or this Agreement is terminated.

    8.2  Notices and Legal Process. Except as otherwise provided in this Agreement, all notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered (x) four (4) business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, (y) one (1) business day after it is sent for next business day delivery via a reputable nationwide overnight courier service or (y) on the date sent after transmission by facsimile with written confirmation, in each case to the intended recipient as set forth below:

a.         If to Buyer:

             Richard McKinley
18101 Von Karman Avenue, Suite 330
Irvine, CA 92612
Fax: 949-203-8556

     b.         If to Seller:

Kaire Holdings Incorporated
552 Sespe Avenue "D"
Fillmore, California 93015
Attention: Owen Naccaratio, Esq.
Fax No.: 949-851-9262

Any party hereto may change its address for purpose hereof by notice to the other parties hereto.

    8.3  Counterparts. This Agreement may be executed in any number of counterparts, including facsimiles thereof, each of which shall be an original, but such counterparts together shall constitute one and the same instrument.

    8.4  Waiver and Amendment. Buyer and Seller may by written instrument signed by each of them (i) extend the time for the performance of any of the obligations or other acts of the other party and (ii) may waive compliance, performance, or satisfaction of any of the conditions or obligations contained in this Agreement.

    8.5  Entire Agreement. Unless otherwise specifically agreed in writing, this Agreement and the Exhibits hereto represent the entire understanding of the parties with reference to the transactions set forth herein and supersede all prior warranties, understandings and agreements heretofore made by the parties, and neither this Agreement nor any provisions hereof may be amended, waived, modified or discharged except by an agreement in writing signed by the party against whom the enforcement of any amendment, waiver, change or discharge is sought.

    8.6  Specific Performance. Buyer and Seller agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms thereof and that, prior to the termination of this Agreement pursuant to its terms, Buyer and Seller shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

    8.7  Assignment of Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party.

    8.8  Governing Law and Attorneys’ Fees. This Agreement shall be governed by and construed in accordance with the laws of the State of California. In the event of any action at law or suit in equity in relation to this Agreement or any Exhibit or other instrument or agreement required hereunder, the prevailing party in such action or suit shall be entitled to receive its or his attorneys’ fees and all other costs and expenses of such action or suit.

    8.9  Captions. The captions of the various paragraphs and subparagraphs hereof and on the Exhibits hereto are for convenience of reference only, and shall not affect the meaning or construction of any provision hereof or of any such Exhibits.

    8.10  Further Action. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Buyer with full title to the Shares, the appropriate person or persons shall take such action as promptly as practicable.

    8.11  Survival. All representations, warranties, covenants and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion or other writing provided for herein, shall survive the Closing.

    8.12  Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

    8.13  WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND

    8.14  ENFORCEMENT OF THIS AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

"Buyer"	"Seller"

KAIRE HOLDINS INCORPORATED, a Delaware corporation

/s/ Richard McKinley Print Name: Richard McKinley	By: /s/ Steve Westlund Print Name: Steve Westlund
Title: Chief executive Officer